EXHIBIT 99

Wireless Ronin Reports Third Quarter and Nine-Month 2013 Results

MINNEAPOLIS – November 7, 2013 – Wireless Ronin Technologies, Inc. (OTCQB:  RNIN), a leading digital marketing technologies solutions provider, reported financial results for the three and nine months ended September 30, 2013.

Q3 2013 Operational Highlights

•

Received a follow-on order from Indian Motorcycle, a wholly-owned subsidiary of Polaris Industries (NYSE: PII), to install digital marketing technology at 35 additional dealerships in the U.S. The order is part of Indian Motorcycle’s initiative to install Wireless Ronin’s technology throughout Indian’s expanding nationwide dealer network. With this order, Wireless Ronin has now been contracted to install its solutions at 70 dealerships.

•	Signed an agreement with MENAFEX to install digital marketing solutions at a MOOYAH franchise location in Dubai, representing an expansion of the company’s international presence.
•	Deployed a custom-designed, 60-foot wide LED display with Thomson Reuters in the lobby of a major retail financial institution in Midtown Manhattan.
•	ARAMARK installed updated RoninCast technology at 169 universities, with the total number of ARAMARK sites Wireless Ronin currently hosting and supporting at more than 428.
•

Released RoninCast® 4.2, which expanded on the functionality of Wireless Ronin’s interactive flagship software platform, allowing mobile devices to control content of digital media displays in real time.

Q3 2013 Financial Results

Revenue in the third quarter of 2013 was $1.5 million compared to $1.8 million in the same year-ago quarter. The decrease was primarily due to a  decline in kiosk orders received from individual Fiat dealerships, partially offset by a follow-on order from Polaris Industries’ Indian Motorcycle subsidiary.

Recurring revenue in the third quarter of 2013 from the company’s hosting and support services was $483,000 (32% of total revenue) compared to $537,000 (30% of total revenue) in the same year-ago quarter.

Gross margin in the third quarter of 2013 was $764,000 (50% of total revenue) compared to $896,000 (51% of total revenue) in the same year-ago quarter.

Total operating expenses in the third quarter of 2013 decreased 10% to $1.9 million from $2.1 million in the third quarter of 2012.

Net loss in the third quarter of 2013 totaled $1.2 million or $(0.20) per basic and diluted share, as compared to a net loss of $1.2 million or $(0.25) per basic and diluted share in the same year-ago quarter.

Non-GAAP operating loss totaled $814,000 or $(0.14) per basic and diluted share, as compared to a non-GAAP operating loss of $1.0 million or $(0.21) per basic and diluted share in Q3 2012. The company defines non-GAAP operating loss as GAAP operating loss less stock-based compensation, depreciation and amortization and severance and other one-time charges (see further discussion of this non-GAAP term as well as a reconciliation to GAAP operating loss, below).

At September  30, 2013, cash and cash equivalents totaled $1.1 million, compared to $2.2 million at end of the prior quarter. During the third quarter of 2013, the company repaid the $400,000 it had borrowed under its line of credit with Silicon Valley Bank.

First Nine Months 2013 Financial Results

Revenue in the first nine months of 2013 increased 10% to $5.6 million from  $5.1 million in the first nine months of 2012. The increase was primarily due to the Delphi license and new orders from Polaris Industries’ Indian Motorcycle subsidiary and ARAMARK.

Recurring revenue in the first nine months of 2013 decreased slightly to $1.47 million (26% of total revenue)  from to $1.48 million  (29% of total revenue) in the same year-ago period.

Gross margin in the first nine months of 2013 was $3.3 million (59% of total revenue) compared to $2.8 million (55% of total revenue) in the same year-ago period.

Total operating expenses for the first nine months of 2013 decreased 14% to $6 million from $7 million in the same year-ago period.

Net loss in the first nine months of 2013 totaled  $2.6 million or $(0.46) per basic and diluted share, improving from a net loss of $4.2 million or $(0.91) per basic and diluted share in the first nine months of 2012. The improvement was primarily due to increased sales and reduced costs.

Non-GAAP operating loss in the first nine months of 2013 totaled $1.9 million or $(0.34) per common share, an improvement from a non-GAAP operating loss of $3.4 million or $(0.74) per basic and diluted share in the same year-ago period.

Management Commentary

“Our performance this quarter was in line with our expectations and reflects our continued focus on adding new customers and diversifying our revenue base,” said Scott Koller, president and CEO of Wireless Ronin.

“Given the large project nature of our business which can vary quarter-to-quarter, we believe it’s important to take a longer term view and compare our first nine months of 2013 to the same year-ago period.

“Our continued execution was evident from the topline growth and gross margin expansion on the nine-month basis, as well as our lowest operating expense level as a public company. The success of our efforts to broaden and diversify our customer base was demonstrated by new customer wins in Q3 with MENAFEX and a major financial institution through our relationship with Thomson Reuters, and the continued roll out at 35 additional Indian Motorcycle dealerships.

“The follow-on order from Indian Motorcycles reveals this high-profile customer’s confidence in our uniquely powerful digital marketing technology. In the highly competitive motorsports market, Wireless Ronin’s solutions differentiate their offerings and helps drive significant ROI. We look forward to working with Indian through their nationwide rollout, providing them with unparalleled digital marketing technologies that help drive customer engagement, and ultimately, sales.

“We continue to make tremendous progress advancing our industry-leading technology, demonstrated by our second major software upgrade and release this year.  We believe RoninCast 4.2 will drive broader adoption by existing customers and generate new major customer wins like Indian Motorcycle. In fact, based on our financial and operational performance to-date,  we are on track to realize year-over-year growth in revenue and gross margin dollars in 2013.”

Conference Call

The company will hold a conference call today (November 7, 2013) to discuss these results  and provide a new customer update.  The company's president and CEO, Scott Koller, and SVP and CFO, Darin McAreavey, will host the call starting at 4:30 p.m. Eastern time (3:30 p.m. Central time). A question and answer session will follow management's presentation.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, ask for the Wireless Ronin conference call and provide the conference ID:

Dial-In Number: 1-877-941-2068

International: 1-480-629-9712

Conference ID:  4644950

The presentation will be webcast live and available for replay via the Investors section of the company's website at www.wirelessronin.com. Please go to the website at least 10 minutes early to register, download, and install any necessary audio software. If you have any difficulty connecting with the conference call or webcast, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through December 7, 2013.

Toll-Free Replay Number: 1-877-870-5176

International Replay Number: 1-858-384-5517

Replay PIN: 4644950

About Wireless Ronin Technologies, Inc.

Wireless Ronin Technologies, Inc. (WRT) (www.wirelessronin.com) is a pioneering marketing technologies company. WRT combines interactive digital media — signage, kiosks, mobile, social media and web — to create 360-degree solutions so companies will be “Communicating at Life Speed®” to deliver the right content at the right place at the right time. WRT’s turnkey approach includes strategic consulting, creative development, installation, hosting, training and support. Since launching its cloud-based RoninCast® content management platform in 2003, WRT has become the leading digital marketing provider for large-scale deployments in retail, automotive, food service and public venues. The company is headquartered in Minneapolis, Minnesota; its common stock trades on the OTCQB as “RNIN.”

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating loss and non-GAAP operating loss per common share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP operating loss and non-GAAP operating loss per share. We define non-GAAP operating loss as the GAAP operating loss less stock-based compensation expense, depreciation and amortization, and severance and other one-time charges. We define non-GAAP operating loss per share as non-GAAP operating loss divided by the weighted average basic and diluted shares outstanding. Our management utilizes a number of different financial measures, both GAAP and non-GAAP, in making operating decisions, in forecasting and planning, and in analyzing and assessing our company's overall performance. Our annual financial plan is prepared and reviewed both on a GAAP and non-GAAP basis. We budget and forecast for revenue and expenses on GAAP and non-GAAP bases, and assess actual results on GAAP and non-GAAP bases against our annual financial plan. Our board of directors and management utilize these financial measures (both GAAP and non-GAAP) to determine our allocation of resources. In addition, and as a consequence of the importance of these non-GAAP financial measures in managing our business, we use non-GAAP financial measures in the evaluation process to establish management compensation. For example, our senior management’s bonus program is partially based upon the achievement of non-GAAP operating income (loss). Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding the items mentioned above. We consider the use of non-GAAP operating loss per share helpful in assessing the ongoing performance of the continuing operations of our business, as it excludes recurring non-cash items and non-recurring one-time charges. Our rationale for the items we omit from our non-GAAP measures is as follows:

Stock-based compensation. We exclude non-cash stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC 718-10. Stock-based compensation expense is a recurring expense for our company and is expected to be in the future as we have a history of granting stock options and other equity instruments as a means of incentivizing and rewarding our employees.

Depreciation and amortization expense. Depreciation and amortization are non-cash charges that are impacted by our accounting methods and book value of assets. By excluding these non-cash charges, our management, together with our investors, are provided with supplemental metrics to evaluate cash earnings, distinguishing the impact of our performance on earnings from the impact of our performance on cash. Management believes that the review of these supplemental metrics in conjunction with other GAAP metrics, such as capital expenditures, is useful for management and investors in understanding our business. Depreciation is a recurring expense for our company and is expected to continue to be in the future as we continue to make further investments in our infrastructure through the acquisition of property, plant and equipment. Due to the exclusion of these non-cash items, investors should not use this metric as a measure of evaluating our liquidity. Instead, to evaluate our liquidity, investors should refer to the Consolidated Statements of Cash Flow and the Liquidity and Capital Resources section contained within Management's Discussion and Analysis in our most recently filed periodic reports.

Severance and other one-time charges. We exclude severance and other one-time charges that are the result of other, unplanned events as one means of measuring operating performance. Included in these expenses are items such as severance costs associated with the termination of employees as part of an unplanned restructuring, a non-acquisition-related restructuring and other charges. Because these events are unplanned and arise outside the ordinary course of continuing operations, by providing this information, we believe our management and our investors may more fully understand the financial results of what we consider to be organic continuing operations.

There are a number of limitations related to the use of non-GAAP operating loss and non-GAAP operating loss per share versus operating income and loss per share calculated in accordance with GAAP. First, these non-GAAP financial measures exclude stock-based compensation and depreciation expenses that are recurring. Both stock-based expenses and depreciation have been, and will continue to be for the foreseeable future, a significant recurring expense with an impact upon our company notwithstanding the lack of immediate impact upon cash. Second, stock-based awards are an important part of our employees’ compensation and impact their performance. Third, there is no assurance we will avoid further personnel changes and, therefore, may recognize additional severance and other one-time charges associated with a future restructuring. Fourth, there is no assurance the components of the costs that we exclude in our calculation of non-GAAP operating loss do not differ from the components that our peer companies exclude when they report their results of operations. Our management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.

WIRELESS RONIN TECHNOLOGIES, INC.

2013 SUPPLEMENTARY QUARTERLY FINANCIAL DATA

(In thousands, except per share amounts)

(Unaudited)

Supplementary Data
	2012					2013
Statement of Operations	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	TOTAL
Sales	$1,773	$1,557	$1,769	$1,605	$6,704	$1,407	$2,626	$1,534	$5,567

Cost of sales - exclusive of depreciation and amortization	824	612	873	720	3,029	661	807	770	2,238

Operating expenses	2,773	2,151	2,075	2,075	9,074	2,151	1,889	1,912	5,952

Interest expense	5	1	1	1	8	7	6	6	19

Other income, net	(1)	0	0	0	(1)	0	0	0	0

Net loss	$(1,828)	$(1,207)	$(1,180)	$(1,191)	$(5,406)	$(1,412)	$(76)	$(1,154)	$(2,642)

Share based payment expense	349	132	111	84	676	169	88	94	351
(included in operating expenses & interest expense)

Weighted average shares	4,603	4,626	4,685	4,992	4,732	5,240	5,888	5,912	5,683

Reconciliation Between GAAP and Non-GAAP Operating Loss

GAAP operating loss	$(1,824)	$(1,206)	$(1,179)	$(1,190)	$(5,399)	$(1,405)	$(70)	$(1,148)	(2,623)

Adjustments:
Depreciation and amortization	80	75	68	63	286	61	59	48	168
Stock-based compensation expense	161	132	111	80	484	159	88	94	341
Severance	137	-	-	-	137	-	-	192	192

Total operating expense adjustment	378	207	179	143	907	220	147	334	701

Non-GAAP operating loss	$(1,446)	$(999)	$(1,000)	$(1,047)	$(4,492)	$(1,185)	$77	$(814)	$(1,922)
Non-GAAP operating loss per common share	$(0.31)	$(0.22)	$(0.21)	$(0.21)	$(0.95)	$(0.23)	$0.01	$(0.14)	$(0.34)

Forward-Looking Statements

This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's expectations regarding continued operating improvement, estimated cost savings associated with the restructuring and other matters and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: the adequacy of funds for future operations; estimates of future expenses, revenue and profitability; the pace at which the company completes installations and recognizes revenue; trends affecting financial condition and results of operations; ability to convert proposals into customer orders; the ability of customers to pay for products and services; the revenue recognition impact of changing customer requirements; customer cancellations; the availability and terms of additional capital; ability to develop new products; dependence on key suppliers, manufacturers and strategic partners; industry trends and the competitive environment; the impact of the company’s financial condition upon customer and prospective customer relationships, and the impact of losing one or more senior executives or failing to attract additional key personnel. These and other risk factors are discussed in detail in the cautionary statement set forth in the company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2013.

Company Contact:

Darin P. McAreavey

Senior Vice President and Chief Financial Officer

dmcareavey@wirelessronin.com

Tel 952-564-3525

Investor Relations Contact:

Matt Glover or Michael Koehler

Liolios Group, Inc.

RNIN@liolios.com

Tel 949-574-3860

WIRELESS RONIN TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share information)

	September 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,103	$2,252
Accounts receivable, net of allowance of $64 and $49	1,371	1,358
Inventories	126	158
Prepaid expenses and other current assets	184	111
Total current assets	2,784	3,879
Property and equipment, net	269	415
Restricted cash	50	50
Other assets	20	20
TOTAL ASSETS	$3,123	$4,364

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Line of credit - bank	$-	$400
Accounts payable	469	584
Deferred revenue	775	596
Accrued liabilities	519	527
Total current liabilities	1,763	2,107

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY

Capital stock, $0.01 par value, 66,667 shares authorized
Preferred stock, 16,667 shares authorized, no shares issued and outstanding as of June 30, 2013 and December 31, 2012	-	-
Common stock, 50,000 shares authorized; 5,894 and 5,004 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	59	50
Additional paid-in capital	98,864	97,128
Accumulated deficit	(97,064)	(94,422)
Accumulated other comprehensive loss	(499)	(499)
Total shareholders' equity	1,360	2,257
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,123	$4,364

WIRELESS RONIN TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share information)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Sales
Hardware	$523	$512	$1,393	$1,146
Software	87	113	1,083	295
Services and other	924	1,144	3,091	3,658
Total sales	1,534	1,769	5,567	5,099

Cost of sales
Hardware	345	339	895	707
Software	1	21	12	65
Services and other	424	513	1,331	1,537
Total cost of sales (exclusive of depreciation and amortization shown separately below)	770	873	2,238	2,309
Gross profit	764	896	3,329	2,790

Operating expenses:
Sales and marketing expenses	371	339	1,114	1,197
Research and development expenses	271	462	794	1,417
General and administrative expenses	1,222	1,206	3,876	4,162
Depreciation and amortization expense	48	68	168	223
Total operating expenses	1,912	2,075	5,952	6,999
Operating loss	(1,148)	(1,179)	(2,623)	(4,209)

Other income (expenses):
Interest expense	(6)	(1)	(19)	(7)
Interest income	-	-	-	1
Total other expense	(6)	(1)	(19)	(6)
Net loss	$(1,154)	$(1,180)	$(2,642)	$(4,215)
Basic and diluted loss per common share	$(0)	$(0)	$(0)	$(1)
Basic and diluted weighted average shares outstanding	5,912	4,685	5,683	4,642